Exhibit 32.1

SECTION 1350 CERTIFICATIONS

Each of the undersigned officers of Rivulet Media, Inc. (the “Company”), hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(i) The Quarterly Report on Form 10-Q of the Company for the quarterly period ended January 31, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: March 22, 2021	By:	/s/ AARON KLUSMAN
Aaron Klusman
Chief Executive Officer, Chairman of the Board (Principal Executive Officer)

Date: March 22, 2021	By:	/s/ MICHAEL WITHERILL
Michael Witherill
President, Chief Financial Officer, Vice-Chairman of the Board (Principal Financial Officer and Principal Accounting Officer)